Exhibit 99.1

Brightcove Announces Financial Results for Third Quarter Fiscal Year 2019

BOSTON, MA (October 23, 2019) – Brightcove Inc. (Nasdaq: BCOV), the leading provider of cloud services for video, today announced financial results for the third quarter ended September 30, 2019.

“In the third quarter Brightcove continued to execute on its strategic plan that is focused on getting the company to breakout growth and profitability over time. We are attracting terrific new talent to the company and are encouraged by some key customer wins during the quarter, particularly in Europe and North American media,” said Jeff Ray, Chief Executive Officer, Brightcove.

Ray continued, “We achieved an important milestone in the quarter with the introduction of Brightcove Beacon, our new SaaS OTT platform. Brightcove Beacon is the first of the purpose-built applications we will launch in the coming months that are targeted at our core market segments. We are confident these new solutions will quickly deliver tremendous value for customers and drive faster growth for Brightcove.”

Third Quarter 2019 Financial Highlights:

•

Revenue for the third quarter of 2019 was $47.4 million, an increase of 15% compared to $41.1 million for the third quarter of 2018. Subscription and support revenue was $45.4 million, an increase of 21% compared to $37.4 million for the third quarter of 2018.

•

Gross profit for the third quarter of 2019 was $29.1 million, representing a gross margin of 61% compared to a gross profit of $24.8 million for the third quarter of 2018. Non-GAAP gross profit for the third quarter of 2019 was $29.8 million, representing a non-GAAP gross margin of 63%, compared to a non-GAAP gross profit of $25.4 million for the third quarter of 2018. Non-GAAP gross profit and non-GAAP gross margin exclude stock-based compensation expense, executive severance and restructuring expense and the amortization of acquired intangible assets.

•

Loss from operations was $2.4 million for the third quarter of 2019, compared to a loss from operations of $3.1 million for the third quarter of 2018. Non-GAAP operating income, which excludes stock-based compensation expense, the amortization of acquired intangible assets, merger-related expense and executive severance and restructuring expense, was $2.8 million for the third quarter of 2019, compared to non-GAAP operating loss of $607,000 during the third quarter of 2018.

•

Net loss was $3.0 million, or $0.08 per diluted share, for the third quarter of 2019. This compares to a net loss of $3.5 million, or $0.10 per diluted share, for the third quarter of 2018. Non-GAAP net income, which excludes stock-based compensation expense, the amortization of acquired intangible assets, merger-related expense and executive severance and restructuring expense, was $2.2 million for the third quarter of 2019, or $0.06 per diluted share, compared to non-GAAP net loss of $968,000 for the third quarter of 2018, or $0.03 per diluted share.

•

Adjusted EBITDA was $4.1 million for the third quarter of 2019, compared to adjusted EBITDA of $575,000 for the third quarter of 2018. Adjusted EBITDA excludes stock-based compensation expense, merger-related expense, executive severance and restructuring expense, the amortization of acquired intangible assets, depreciation expense, other income/expense and the provision for income taxes.

•	Cash flow provided in operations was $4.5 million for the third quarter for 2019, compared to cash flow used in operations of $488,000 for the third quarter of 2018.

•

Free cash flow was $2.4 million after the company invested $2.1 million in capital expenditures and capitalization of internal-use software during the third quarter of 2019. Free cash flow was negative $1.6 million for the third quarter of 2018.

•	Cash and cash equivalents were $22.6 million as of September 30, 2019 compared $21.2 million at June 30, 2019.

A Reconciliation of GAAP to Non-GAAP results has been provided in the financial statement tables included at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Other Third Quarter and Recent Highlights:

•

Average annual subscription revenue per premium customer was $84,500 in the third quarter of 2019, excluding starter customers who had average annualized revenue of $4,800 per customer. This compares to $74,000 in the comparable period in 2018.

•	Recurring dollar retention rate was 85% in the third quarter of 2019, which was below our historical target of the low to mid-90 percent range.

•	Ended the quarter with 3,720 customers, of which 2,362 were premium.

•

New and existing customers who expanded their relationships during the third quarter include: Seven Network Limited, Radio New Zealand, The Christian Broadcasting Network, OONA International, Fremantle, National Basketball League, Myanma Post and Telecommunication, and Cloudera, among others.

•

Announced Brightcove Beacon, a new SaaS-based OTT platform. Brightcove Beacon enables companies to deliver and launch premium video experiences quickly and cost effectively across mobile, web, smart TVs, and connected TVs, all with the flexibility of multiple monetization models, backed by the power of Brightcove.

•

The Technology Services Industry Association recognized Brightcove as a Certified Staff Support Excellence Center for the 6th year in a row. This award recognizes Brightcove’s ability to deeply understand its customers’ needs throughout the lifecycle of a support case, and its efficiency in resolving those cases with just one interaction.

Business Outlook

Based on information as of today, October 23, 2019, the Company is issuing the following financial guidance.

Fourth Quarter 2019:

•	Revenue is expected to be in the range of $47.6 million to $48.1 million, including approximately $2.3 million of professional services revenue.

•

Non-GAAP income from operations is expected to be in the range of $2.1 million to $2.6 million, which excludes stock-based compensation of approximately $1.7 million, the amortization of acquired intangible assets of approximately $1.0 million and merger-related expense of $3.0 million.

•

Adjusted EBITDA is expected to be in the range of $3.4 to $3.9 million, which excludes stock-based compensation of approximately $1.7 million, the amortization of acquired intangible assets of approximately $1.0 million, merger-related expense of $3.0 million, depreciation expense of approximately $1.3 million and other income/expense and the provision for income taxes of approximately $300,000.

•

Non-GAAP net income per diluted share is expected to be $0.05 to $0.06, which excludes stock-based compensation of approximately $1.7 million, the amortization of acquired intangible assets of approximately $1.0 million and merger-related expense of $3.0 million, and assumes approximately 39.9 million weighted-average shares outstanding.

Full Year 2019:

•	Revenue is expected to be in the range of $184.5 million to $185.0 million, including approximately $10.0 million of professional services revenue.

•

Non-GAAP income from operations is expected to be in the range of $3.5 million to $4.0 million, which excludes stock-based compensation of approximately $6.2 million, the amortization of acquired intangible assets of approximately $3.2 million and merger-related expense of $11.1 million.

•

Adjusted EBITDA is expected to be in the range of $8.7 million to $9.2 million, which excludes stock-based compensation of approximately $6.2 million, the amortization of acquired intangible assets of approximately $3.2 million, merger-related expense of $11.1 million, executive severance and restructuring expense of $752,000, depreciation expense of approximately $5.2 million and other income/expense and the provision for income taxes of approximately $1.3 million.

•

Non-GAAP net income per diluted share is expected to be $0.06 to $0.07, which excludes stock-based compensation of approximately $6.2 million, the amortization of acquired intangible assets of approximately $3.2 million, merger-related expense of $11.1 million and executive severance and restructuring expense of $752,000, and assumes approximately 39.0 million weighted-average shares outstanding.

Conference Call Information

Brightcove will host a conference call today, October 23, 2019, at 5:00 p.m. (Eastern Time) to discuss the Company’s financial results and current business outlook. A live webcast of the call will be available at the “Investors” page of the Company’s website, http://investor.brightcove.com. To access the call, dial 877-407-3982 (domestic) or 201-493-6780 (international). A replay of this conference call will be available for a limited time at 844-512-2921 (domestic) or 412-317-6671 (international). The replay conference ID is 13695238. A replay of the webcast will also be available for a limited time at http://investor.brightcove.com.

About Brightcove

Brightcove Inc. (NASDAQ:BCOV) is the leading global provider of powerful cloud solutions for managing, delivering, and monetizing video experiences on every screen. A pioneering force in the world of online video since the company’s founding in 2004, Brightcove’s award-winning technology, unparalleled services, extensive partner ecosystem, and proven global scale have helped thousands of companies in over 70 countries achieve better business results with video. To learn more, visit www.brightcove.com.

Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning our financial guidance for the fourth fiscal quarter of 2019 and full year 2019, our position to execute on our growth strategy, and our ability to expand our leadership position and market opportunity. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation: our history of losses; the successful integration of the Ooyala acquisition; expectations regarding the widespread adoption of customer demand for our products; the effects of increased competition and commoditization of services we offer, including data delivery and storage; our ability to expand the sales of our products to customers located outside the U.S.; keeping up with the rapid technological change required to remain competitive in our industry; our ability to retain existing customers; our ability to manage our growth effectively and successfully recruit additional highly-qualified personnel; the price volatility of our common stock; and other risks set forth under the caption “Risk Factors” in our most recently filed Annual Report on Form 10-K, as updated by our subsequently filed Quarterly Reports on Form 10-Q and our other SEC filings. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

Brightcove has provided in this release the non-GAAP financial measures of non-GAAP gross profit, non-GAAP gross margin, non-GAAP income (loss) from operations, non-GAAP net income (loss), adjusted EBITDA and non-GAAP diluted net income (loss) per share. Brightcove uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Brightcove’s ongoing operational performance. Brightcove believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in Brightcove’s industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial results discussed above of non-GAAP gross profit, non-GAAP gross margin, non-GAAP income (loss) from operations, non-GAAP net income (loss) and non-GAAP diluted net income (loss) per share exclude stock-based compensation expense, the amortization of acquired intangible assets, merger-related expenses and executive severance and restructuring expense. The non-GAAP financial results discussed above of adjusted EBITDA is defined as consolidated net income (loss), plus stock-based compensation expense, the amortization of acquired intangible assets, merger-related expenses, executive severance and restructuring expense, depreciation expense, other income/expense, including interest expense and interest income, and the provision for income taxes. Merger-related expenses include fees incurred in connection with an acquisition. Executive severance and restructuring expense represents severance paid to the former interim CEO of the company and costs to restructure certain parts of the company with the intent of aligning skills with the company’s strategy and facilitating cost efficiencies and savings. Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. As previously mentioned, a reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release. The Company’s earnings press releases containing such non-GAAP reconciliations can be found on the Investors section of the Company’s web site at http://www.brightcove.com.

Brightcove Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	September 30, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$22,649	$29,306
Accounts receivable, net of allowance	31,485	23,264
Prepaid expenses and other current assets	12,442	11,936

Total current assets	66,576	64,506
Property and equipment, net	11,142	9,703
Operating lease right-of-use asset	15,419	—
Intangible assets, net	14,967	5,919
Goodwill	61,010	50,776
Other assets	3,005	2,452

Total assets	$172,119	$133,356

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$11,171	$7,712
Accrued expenses	18,829	13,982
Operating lease liability	5,954	—
Deferred revenue	49,286	39,846

Total current liabilities	85,240	61,540
Operating lease liability, net of current portion	10,467	—
Other liabilities	890	1,202

Total liabilities	96,597	62,742
Stockholders’ equity:
Common stock	39	37
Additional paid-in capital	271,293	251,122
Treasury stock, at cost	(871)	(871)
Accumulated other comprehensive loss	(1,026)	(952)
Accumulated deficit	(193,913)	(178,722)

Total stockholders’ equity	75,522	70,614

Total liabilities and stockholders’ equity	$172,119	$133,356

Brightcove Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenue:
Subscription and support revenue	$45,424	$37,442	$129,192	$113,176
Professional services and other revenue	2,010	3,679	7,660	10,793

Total revenue	47,434	41,121	136,852	123,969
Cost of revenue: (1) (2)
Cost of subscription and support revenue	16,686	13,142	50,237	39,723
Cost of professional services and other revenue	1,628	3,176	6,432	10,424

Total cost of revenue	18,314	16,318	56,669	50,147

Gross profit	29,120	24,803	80,183	73,822

Operating expenses: (1) (2)
Research and development	8,127	8,314	23,150	23,832
Sales and marketing	14,567	14,009	45,650	42,508
General and administrative	6,245	5,621	17,485	18,056
Merger-related	2,539	—	8,091	—

Total operating expenses	31,478	27,944	94,376	84,396

Loss from operations	(2,358)	(3,141)	(14,193)	(10,574)
Other expense, net	(441)	(217)	(477)	(427)

Net loss before income taxes	(2,799)	(3,358)	(14,670)	(11,001)
Provision for income taxes	171	144	521	410

Net loss	$(2,970)	$(3,502)	$(15,191)	$(11,411)

Net loss per share—basic and diluted	$(0.08)	$(0.10)	$(0.40)	$(0.32)

Weighted-average shares—basic and diluted	38,564	36,212	37,739	35,564
(1) Stock-based compensation included in above line items:
Cost of subscription and support revenue	$127	$140	$341	$373
Cost of professional services and other revenue	71	69	223	155
Research and development	323	283	855	932
Sales and marketing	602	437	1,411	1,885
General and administrative	598	593	1,674	1,677
(2) Amortization of acquired intangible assets included in the above line items:
Cost of subscription and support revenue	$468	$382	$1,126	$1,397
Sales and marketing	477	166	1,116	499

Brightcove Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Nine Months Ended September 30,
	2019	2018
Operating activities
Net loss	$(15,191)	$(11,411)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	6,150	5,164
Stock-based compensation	4,504	5,022
Provision for reserves on accounts receivable	559	99
Changes in assets and liabilities:
Accounts receivable	(5,477)	1,998
Prepaid expenses and other current assets	642	(118)
Other assets	(503)	(355)
Accounts payable	2,635	(1,262)
Accrued expenses	4,510	1,964
Operating leases	(261)	—
Deferred revenue	3,061	(1,335)

Net cash provided by (used in) operating activities	629	(234)

Investing activities
Cash paid for acquisition, net of cash acquired	(5,402)	—
Purchases of property and equipment, net of returns	(600)	(1,322)
Capitalization of internal-use software costs	(4,264)	(2,527)

Net cash used in investing activities	(10,266)	(3,849)

Financing activities
Proceeds from exercise of stock options	3,215	5,440
Other financing activities	(208)	(428)

Net cash provided by financing activities	3,007	5,012

Effect of exchange rate changes on cash and cash equivalents	(27)	(206)

Net (decrease) increase in cash and cash equivalents	(6,657)	723
Cash and cash equivalents at beginning of period	29,306	26,132

Cash and cash equivalents at end of period	$22,649	$26,855

Brightcove Inc.

Reconciliation of GAAP Gross Profit, GAAP Loss From Operations, GAAP Net Loss and GAAP Net Loss Per Share to Non-GAAP Gross Profit, Non-GAAP Income (Loss) From Operations, Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) Per Share

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
GROSS PROFIT:
GAAP gross profit	$29,120	$24,803	$80,183	$73,822
Stock-based compensation expense	198	209	564	528
Amortization of acquired intangible assets	468	382	1,126	1,397
Executive severance & restructuring	—	—	292	—

Non-GAAP gross profit	$29,786	$25,394	$82,165	$75,747

LOSS FROM OPERATIONS:
GAAP loss from operations	$(2,358)	$(3,141)	$(14,193)	$(10,574)
Stock-based compensation expense	1,721	1,522	4,504	5,022
Amortization of acquired intangible assets	945	548	2,242	1,896
Merger-related	2,539	—	8,091	—
Executive severance & restructuring	—	464	752	1,199

Non-GAAP income (loss) from operations	$2,847	$(607)	$1,396	$(2,457)

NET LOSS:
GAAP net loss	$(2,970)	$(3,502)	$(15,191)	$(11,411)
Stock-based compensation expense	1,721	1,522	4,504	5,022
Amortization of acquired intangible assets	945	548	2,242	1,896
Merger-related	2,539	—	8,091	—
Executive severance & restructuring	—	464	752	1,199

Non-GAAP net income (loss)	$2,235	$(968)	$398	$(3,294)

GAAP diluted net loss per share	$(0.08)	$(0.10)	$(0.40)	$(0.32)

Non-GAAP diluted net income (loss) per share	$0.06	$(0.03)	$0.01	$(0.09)

Shares used in computing GAAP diluted net loss per share	38,564	36,212	37,739	35,564
Shares used in computing Non-GAAP diluted net income (loss) per share	40,026	36,212	38,857	35,564

Brightcove Inc.

Calculation of Adjusted EBITDA

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net loss	$(2,970)	$(3,502)	$(15,191)	$(11,411)
Other expense, net	441	217	477	427
Provision for income taxes	171	144	521	410
Depreciation and amortization	2,216	1,730	6,150	5,164
Stock-based compensation expense	1,721	1,522	4,504	5,022
Merger-related	2,539	—	8,091	—
Executive severance & restructuring	—	464	752	1,199

Adjusted EBITDA	$4,118	$575	$5,304	$811

Investors:

ICR for Brightcove

Brian Denyeau

646-277-1251

brian.denyeau@icrinc.com

or

Media:

Brightcove

Meredith Duhaime

mduhaime@brightcove.com